                                                                   Exhibit 10.21

                         RECEIVABLES PURCHASE AGREEMENT

     This Receivables Purchase Agreement (this "Agreement") is made as of the 14th day of May, 2002 (the "Effective Date") by and between Hudson Respiratory Care Inc., a California corporation ("Seller"), and HRC Holding Inc., a Delaware corporation ("Purchaser").

                                 R E C I T A L S

     A. Seller has an interest in certain intercompany receivables identified on Schedule A hereto in the aggregate face amount of $8,000,000 (the "Receivables").

     B. Seller desires to sell the Receivables to Purchaser, and Purchaser desires to purchase such Receivables, on the terms and subject to the conditions of this Agreement.

                                A G R E E M E N T

     In consideration of the foregoing recitals and the respective covenants and agreements contained herein, the parties agree as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

     1.1 Sale and Purchase of the Receivables. Seller hereby sells, conveys, transfers, assigns and delivers to Purchaser without recourse, representation or warranty by Seller, and Purchaser hereby purchases from Seller, all of Seller's right, title and interest in and to the Receivables, free and clear of any lien, pledge, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment or encumbrance.

     1.2 Consideration. The consideration for the sale and transfer of the Receivables (the "Purchase Price"), shall be $8,000,000, which consideration is being paid to Seller by Purchaser concurrently herewith.

                                    ARTICLE 2
                            COVENANTS AND AGREEMENTS

     2.1 Further Assurances. Seller agrees and covenants to execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by Purchaser, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Purchaser, for the purpose of assigning, transferring, granting, conveying and confirming to Purchaser, or reducing to possession, the Receivables pursuant to this Agreement. Seller further agrees that it shall transfer to Purchaser any funds received by Seller in connection with such Receivables.

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                                                                   Exhibit 10.21

     2.2 Expenses; Transfer Taxes. Each of the parties shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby. Seller shall pay any transfer or stamp taxes, charges, fees, levies or other assessments imposed by reason of the transactions contemplated hereby.

                                    ARTICLE 3
                            MISCELLANEOUS PROVISIONS

     3.1 Entire Agreement. This Agreement constitutes the full and entire agreement and understanding between the parties with regard to the subject matter of this Agreement. All prior and contemporaneous agreements, covenants, representations and warranties, express or implied, oral and written, of the parties with regard to the subject matter of this Agreement are superseded by this Agreement.

     3.2 Governing Law. The validity, construction, and performance of this Agreement, and any action, claim, suit, litigation, proceeding, arbitration or mediation arising out of or relating to this Agreement shall be governed by the Laws of the State of California, without regard to the Laws of the State of California as to choice or conflict of Laws.

     3.3 Successors and Assigns. Each of the terms, provisions, and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

     3.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or express mail (postage prepaid) or by telecopier to the parties at the following addresses and facsimile numbers:

          if to Purchaser to:

                HRC Holding Inc.
                27111 Diaz Road
                P.O. Box 9020
                Temecula, California 92589-9020
                Facsimile: (909) 676-1578

          if to Seller to:

                Hudson Respiratory Care Inc.
                27111 Diaz Road
                P.O. Box 9020
                Temecula, CA 92589-9020
                Facsimile: (909) 676-1578

                                                                   Exhibit 10.21

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

SELLER:                                   PURCHASER:

HUDSON RESPIRATORY CARE INC.,             HRC HOLDING INC.,
a California corporation                  a Delaware corporation


By:_____________________________          By:__________________________________
   Name:                                     Name:
   Title:                                    Title:

                          ACKNOWLEDGEMENT OF ASSIGNMENT

     Pursuant to that certain Receivables Purchase Agreement, dated as of May 14, 2002 (the "Purchase Agreement"), by and between Hudson Respiratory Care Inc., a California corporation ("Hudson") and HRC Holding Inc., a Delaware corporation ("HRC"), the undersigned each acknowledge and agree to the assignment of the Receivables (as defined in the Purchase Agreement) to HRC as provided in the Purchase Agreement. Each of the undersigned hereby agree to make only to HRC or a party designated by HRC all future payments on such Receivables.

ACKNOWLEDGED AND AGREED:

Hudson RCI AB


By: _____________________________
    Name:
    Its:

Hudson RCI GmbH


By: _____________________________
    Name:
    Its:

Kiewclass (M) Sdn. Bhd


By: _____________________________
    Name:
    Its:

Hudson RCI (UK) Holdings Limited


By: _____________________________
    Name:
    Its:

Gibeck, Inc.


By: _____________________________
    Name:
    Its:

                                   Schedule A


List of intercompany receivables purchased:


Accounts Receivable from:

Hudson AB account # 2634                             $4,148,613.24
Hudson AB account # 2896                             $  266,904.14
Hudson Germany account #813                          $1,682,954.26
Hudson UK account # 100257                           $  603,004.27
Hudson AB Kiewclass account # 4550                   $   93,499.09

Other receivables:

Hudson Germany GL 121050                             $  225,000.00
Hudson Germany GL 141050                             $  461,523.00
Gibeck, Inc.                                         $  518,502.00

Total                                                $8,000,000.00